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Exhibit 10.3

2003 STOCK INCENTIVE PLAN

ARTICLE I

Purpose of Plan

        The 2003 Stock Incentive Plan (the "Plan") of VASO Active Pharmaceuticals, Inc., a Delaware corporation (the "Company") effective as of May             , 2003, is established for present and future executives, and other key employees, directors and consultants of the Company and its Subsidiaries, as may be selected by the Committee. The Plan is intended to advance the best interests of the Company and its stockholders by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and its Subsidiaries and to remain in their employ.

ARTICLE II

Definitions

        For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

        "Board" shall mean the Board of Directors of the Company.

        "Cause" means (i) a breach of the Participant's duty of loyalty to the Company or its Subsidiaries, (ii) the commission of a felony or other crime involving moral turpitude or the Commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries, (iii) reporting to work under the influence of alcohol or Illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct using the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm, (iv) substantial and repeated failure to perform duties as reasonably directed by the Board or (v) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

        "Committee" shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

        "Common Stock" shall mean shares of the Company's Class A Common Stock, par value $0.0001 per share, or if the outstanding shares of Common Stock are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.

        "Disability" shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his duties and obligations to the Company or any of its Subsidiaries or to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

        "Fair Market Value" of the Common Stock shall be determined by the Committee or, in the absence of the Committee, by the Board in good faith.

        "Incentive Stock Options" shall have the meaning as defined in Section 422 of the Code.

        "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the shares of the Company's Common Stock on a fully-diluted basis (a "5% Owner") who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

        "Nonqualified Stock Options" shall mean Stock Options other than Incentive Stock Options.

        "Participant" shall mean any present and future executive or other key employee, director or consultant of the Company or any of its Subsidiaries who has been selected to participate in the Plan by the Committee or the Board.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Restricted Stock Agreement" shall have the meaning set forth in Article V.

        "Restricted Stock Grants" shall have the meaning set forth in Article IV.

        "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to a majority of the Board (whether by merger, consolidation or sale or transfer of the capital stock) or (ii) all or a majority of the Company's assets determined on a consolidated basis.

        "Stock Options" mean Incentive Stock Options and Nonqualified Stock Options taken together.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability Company partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member. director or general partner of such limited liability company, partnership, association or other business entity.

ARTICLE III

Administration

        The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants (ii) determine which Participants receive Incentives, the types of Incentives they receive under the Plan, the number of shares of Common Stock covered by Incentives granted under the Plan and the other terms and conditions of such Incentives, (iii) grant to any Participant Incentives at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee from time to time, (iv) impose such limitations, restrictions and conditions upon the grants of any Incentives to any Participant as it shall deem appropriate, (v) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (vi) correct any defect or omission or reconcile any inconsistency in the

Plan or in any grants of Incentives awarded hereunder and (vii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. Determinations by the Committee under the Plan including, without limitation, determinations of the Participants eligible for the grant of Incentives, the form, amount and timing of Incentives, the terms and provisions of Incentives, the terms and provisions of Incentives and the writings evidencing Incentives, need not be uniform and may be made selectively among Participants who receive Incentives hereunder, whether nor not such Participants are similarly situated. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Incentives and Shares Eligible for Incentives

4.1
Grant of Incentives.    Incentives under the Plan may be granted in any one or a combination of (a) Restricted Stock Grants, (b) Incentive Stock Options, (c) Nonqualified Stock Options and (d) Stock Appreciation Rights (collectively "Incentives"). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee.

4.2
Number of Shares of Common Stock.    The number of shares of Common Stock with respect to which Incentives may be granted under the Plan and which may be awarded as Restricted Stock Grants, issued upon the exercise of Incentive Stock Options and Nonqualified Stock Options and all other grants of shares of Common Stock under the Plan, shall not exceed, in the aggregate, [350,000]; provided that the type and the aggregate number of shares of Common Stock which may be granted under the Plan shall be subject to adjustment in accordance with the provisions of paragraph 4.3 below, and further provided that to the extent any shares of Common Stock that are not purchased or awarded under an Incentive that has lapsed, expired, terminated or been canceled or any shares of Common Stock that have been repurchased by the Company or forfeited in any manner, shall again be available under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board or the Committee shall determine.

4.3
Adjustments.    In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change, identified by the Committee, in the Common Stock, the Board or the Committee may, make such adjustments, if any, in (i) the number and type of shares authorized for issuance by the Plan, (ii) the number and type of shares in respect of outstanding Incentives, (iii) the exercise or option price of Stock Options, (iv) the repurchase or other prices specified in applicable Restricted Stock Agreement(s) and (v) the fair market value of Stock Appreciation Rights; provided that fractions of a share will be rounded down to the nearest whole share (other than for Incentive Stock Options), all as may be determined to be appropriate and equitable in the sole discretion of the Board or the Committee.

ARTICLE V

Restricted Stock Grants

5.1
Restricted Stock Grants.    The Committee may award shares of Common Stock to Participants, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grants"):

(a)
The purchase price per share of Common Stock for each Restricted Stock Grant shall be fixed by the Committee at not less than the then par value of a share of Common Stock.

  (b)
  Restricted Stock Grants to Participants may be made be subject to vesting, in one or more installments, upon the happening of certain events, upon the passage a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company or any subsidiary, division, affiliate or joint venture of the Company of certain performance goals, as the Committee shall decide in each case when Restricted Stock Grants are awarded.

  (c)
  In the event of a Sale of the Company, the Committee may provide, in its discretion, that some or all of the shares of Common Stock under a Restricted Stock Grant shall become fully vested for any Participant (i) who is employed by the Company or any of its Subsidiaries at the time of the Sale of the Company and (ii) whose employment is terminated by the Company without Cause within a specified period of time of the consummation of the Sale of the Company.

  (d)
  Restricted Stock Grants hereunder shall be subject to a written agreement (a "Restricted Stock Agreement") which shall be signed by the Participant and by the Chief Executive Officer or the President of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Restricted Stock Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate ("Designees") to repurchase from each Participant, and such Participant's transferees, all shares of Common Stock issued to such Participant in the event of such Participant's termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

5.2
Repurchase of Forfeiture Upon Termination of Employment.    Except as otherwise provided by the Committee in the Restricted Stock Agreement for a Participant's Restricted Stock Grant, any portion of such Participant's shares of Common Stock that was not vested on the date of the termination of such Participant's employment shall be repurchased or forfeited as of such date.

ARTICLE VI

Stock Options

6.1
Awards of Stock Options.    The Committee may grant Incentive Stock Options and Nonqualified Stock Options to Participants, which Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)
The option exercise price per Common Share shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

(b)
Stock Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

(c)
Stock Options shall be exercised in whole or in part by written notice to the Company (to the attention of Company's Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check, bank draft or money order).

(d)
The Committee shall determine the term of each Stock Option, which term shall in no event exceed ten years from the date of grant.

(e)
The Committee shall determine how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which Stock Options become exercisable or "vested" and, subject to paragraph (d) of this paragraph 6.1, exercise periods. The Committee may accelerate the exercisability of any Stock Option or portion thereof.

  (f)
  Except as may otherwise be permitted by the Code, a Participant may not receive a grant of Incentive Stock Options for Common Stock that would have an aggregate fair market value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time) determined as of the time the Incentive Stock Option is granted, that would be exercisable for the first time by such person during any calendar year.

6.2
Conditions and Limitations on Vesting and Exercise of Stock Options.    Shares of Common Stock or Stock Options granted to Participants may be made exercisable, subject to vesting, in one or more installments, upon the happening of certain events, upon the passage a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company, or any subsidiary, division, affiliate or just venture of the Company of certain performance goals, as the Committee shall decide in each case when Stock Options are granted.

6.3
Written Agreement.    Each Stock Option granted hereunder to a Participant shall be embodied in written agreement (a "Stock Option Agreement") which shall be signed by the Participant and by the Chief Executive Officer or the President of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in such Stock Option Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate ("Designees") to repurchase from each Participant, and such Participant's transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of a Stock Option in the event of such Participant's termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

6.4
Nontransferability of Stock Options.    Stock Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Stock Options granted hereunder shall be made only:

(i)
by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant's rights under the Stock Option shall pass by will or the laws of descent and distribution; and

(ii)
to the extend that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant's Stock Option Agreement.

6.5
Expiration of Stock Options.

(a)
Normal Expiration. In no event shall any part of any Stock Option be exercisable after the date of expiration thereof (the "Expiration Date"), as determined by the Committee pursuant to paragraph 6.1(e) above.

(b)
Early Expiration Upon Termination of Employment. Except as otherwise provided by the Committee in the Stock Option Agreement, any portion of a Participant's Stock Option that was not vested and exercisable on the date of the termination of such Participant's employment shall expire and be forfeited as of such date, and any portion of a Participant's Stock Option that was vested and exercisable on the date of the termination of such Participant's Stock employment shall expire and be forfeited as of such date, except that: (i) if any Participant dies or becomes subject to any Disability, such Participant's Stock Option shall expire 180 days after the date of his death or Disability, but in no event after the Expiration

    Date, and (ii) if any Participant is discharged other than for Cause, such Participant's Stock Option shall expire 30 days after the date of his discharge, but in no event after the Expiration Date.

ARTICLE VII

Stock Appreciation Rights

7.1
Awards of Stock Appreciation Rights.    The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of shares of Common Stock ("Stock Appreciation Right") either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)
If a Stock Appreciation Right is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee.

(b)
If a Stock Appreciation Right is granted with respect to an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender is received by the Company in accordance with exercise procedures established by the Company over the Stock Option price (the "Spread") multiplied by the number of shares covered by the Stock Option which is surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender such Stock Appreciation Right is received by the Company in accordance with exercise procedures established by the Company over the Fair Market Value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right. Notwithstanding the foregoing, in its sole discretion the Committee at the time it grants a Stock Appreciation Right may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount.

(c)
Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

ARTICLE VIII

General Provisions

8.1
Listing, Registration and Compliance with Laws and Regulations.    Grants of Incentives and shares of Common Stock issuable to Participants in the exercise of Stock Options under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock or Incentives granted under this Plan upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the award of Restricted Stock Grants, Stock Options or Stock Appreciation Rights (or the issuance or purchase of shares thereunder) under the Plan, no Restricted Stock Grants, shares of Common Stock or Stock Options or Stock Appreciation Rights may be granted, or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Restricted Stock Grants, shares of Common Stock or Stock Options or Stock Appreciation Rights shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the grant and/or vesting of Restricted Stock Grants, shares of Common Stock or upon the exercise of a Stock Option or Stock Appreciation Right that, in the Committees discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Stock Options or Stock Appreciation Rights may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

8.2
Withholding of Taxes.    The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Incentives and/or shares of Common Stock subject to Restricted Stock Grants or Stock Appreciation Rights or issuable under Stock Options or Stock Appreciation Rights, and the Company may defer such issuance unless indemnified to its satisfaction.

8.3
Rights of Participants.    Nothing in this Plan or in any Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Agreement, in the event of any Participant's termination of employment (including, but not limited to, the termination by the Company or any of its Subsidiaries without Cause), any portion of such Participant's Restricted Stock Grant, Stock Option or Stock Appreciation Right that was not previously vested, or vested and exercisable, shall be repurchased or forfeited or expire as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so elected, to be selected again as a Participant.

8.4
Amendment, Suspension and Termination of Plan.    The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend from time to time in such respects as the Board or the Committee may deem advisable; no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the shares of Common Stock are listed, and no such amendment, suspension or termination shall impair the rights of Participants in respect of then outstanding Restricted Stock Grants, Stock Options or Stock Appreciation Rights granted under this Plan without the consent of the Participants affected thereby. No Restricted Stock Grants, Stock Options or Stock Appreciation Rights shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

8.5
Amendment, Modification and Cancellation of Agreements.    The Committee may amend or modify any Restricted Stock Agreement, Stock Option Agreement or Stock Appreciation Rights Agreement in any manner to the extent that the Committee would have had the authority under the Plan initially to grant Incentives in accordance with such Restricted Stock Agreement, Stock Option Agreement or Stock Appreciation Rights Agreement, provided that no such amendment or modification shall impair the rights of any Participant under any Restricted Stock Agreement, Stock Option Agreement or Stock Appreciation Rights Agreement without the consent of such Participant. With the Participant's consent, the Committee may cancel any Stock Option or Stock Appreciation Right and issue a new Stock Option and/or new Stock Appreciation Right to such Participant.

8.6
Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any awards of Incentives granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph 7.6 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

8.7
Term of the Plan.    This Plan shall be effective as of July    , 2003, subject to the ratification of the adoption of the Plan by the Board of Directors and the approval of the Plan by the affirmative vote of the stockholders of the Company entitled to vote thereon at the time of such approval. No Incentive shall be granted under the Plan after July    , 2013, but the term and exercise of Incentives granted theretofore may extend beyond that date.

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2003 STOCK INCENTIVE PLAN ARTICLE I Purpose of Plan
ARTICLE II Definitions
ARTICLE III Administration
ARTICLE IV Incentives and Shares Eligible for Incentives
ARTICLE V Restricted Stock Grants
ARTICLE VI Stock Options
ARTICLE VII Stock Appreciation Rights
ARTICLE VIII General Provisions